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    (A) EXHIBIT 11. STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   Six Months Ended
                                                                     June 30, 1996
                                                                     -------------
                                                                     (In Thousands
                                                                 Except Per Share Data)
 1.      Net Income                                                     $ 26,428
                                                                        ========
 2.      Weighted average common
           shares outstanding                                             22,043
 3.      ESOP shares not committed to be released                         (2,122)
 4.      RRP shares purchased but unallocated                                (36)
 5.      Common stock equivalents due to dilutive
           effect of stock options                                         1,463
                                                                        --------
 6.      Total weighted average common shares
           and equivalents outstanding                                    21,348
                                                                        ========

 7.      Primary earnings per share:                                    $   1.24
                                                                        ========

 8.      Total weighted average common shares and
           equivalents outstanding                                        21,348
 9.      Additional dilutive common stock equivalents due to
           effect of stock options                                            90
                                                                        --------
10.      Total outstanding shares for fully diluted earnings
           per share computation                                          21,438
                                                                        ========

11.      Fully diluted earnings per share:                              $   1.23
                                                                        ========


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